Exhibit 10.1

Dated the 1st day of December, 2024

SHARE EXCHANGE AGREEMENT

in respect of 100% of the issued share capital of

Bowong AI Limited

THIS AGREEMENT is made and entered into by and among the following parties on the 1st day of December, 2024:

A.	Purchaser:

a.	MultiMetaVerse Holdings Limited, a company incorporated and validly existing under the laws of the British Virgin Islands (the “Purchaser”).

B.	Transferors:

a.	Yingbo LIU, a PRC citizen with ID Card number of 152326198108290013.

b.	Jianing LI, a PRC citizen with ID Card number of 231004198206221227.

c.	Jianhua WU, a PRC citizen with ID Card number of 372525196410013048.

d.	Jizhen YIN, a PRC citizen with ID Card number of 370902198504162436.

e.	Caihong XU, a PRC citizen with ID Card number of 331023198304016625.

f.	Yunwen Holding Limited, a company incorporated and validly existing under the laws of the British Virgin Islands.

g.	LJN (BVI) Limited, a company incorporated and validly existing under the laws of the British Virgin Islands.

h.	WJH (BVI) Limited, a company incorporated and validly existing under the laws of the British Virgin Islands.

i.	YJZ (BVI) Limited, a company incorporated and validly existing under the laws of the British Virgin Islands.

j.	A company incorporated and validly existing under the laws of the British Virgin Islands and controlled by Caihong Xu (the “Series A Investor” and, together with Yunwen Holding Limited, LJN (BVI) Limited, WJH (BVI) Limited and YJZ (BVI) Limited, the “Transferors,” and each, a “Transferor”).

C.	Target Company:

a.	Bowong AI Limited, a company incorporated and validly existing under the laws of the Cayman Islands (the “Target Company”).

WHEREAS, the Group Companies are in the process of conducting a series of restructuring transactions (the “Restructuring”), and upon the completion of the Restructuring, (i) the Target Company will incorporate a wholly owned subsidiary in Hong Kong (“Bowong HK”); (ii) Bowong HK will incorporate a wholly owned subsidiary in the PRC (the “WFOE”); and (iii) the WFOE will hold 100% equity interests in Bowong Technology (Shenzhen) Co., Ltd., a company incorporated and validly existing under the laws of the PRC, focusing on delivering comprehensive AI technologies and services for sellers on both emerging social e-commerce platforms and traditional e-commerce platforms (“Bowong Technology”).

WHEREAS, upon the completion of the Restructuring, the Transferors will jointly hold 100% equity interests in the Target Company (the “Target Shares”).

WHEREAS, the Purchaser has agreed to purchase, and each of the Transferors has agreed to sell, 100% of the issued and outstanding share capital of the Target Company upon the terms and conditions set out in this Agreement.

NOW, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals), the following expressions shall, unless the context otherwise requires, have the following meanings:

“Agreement”	this share exchange agreement (including its Recitals), as may be amended or supplemented from time to time;

“business day”	a day (other than Saturday) on which banks are open in Hong Kong for general banking business;

“Completion”	completion of the purchase and sale of the Target Shares pursuant to Clause 5;

“Completion Date”	three (3) business days following the date on which all the Conditions Precedent are fulfilled or waived (as the case may be);

“Conditions Precedent”	the conditions precedent set out in Clause 4;

“Consideration Shares”	has the meaning ascribed to it in Clause 3.1;

“Encumbrance”	any option, right to acquire, right of pre-emption, mortgage, charge, pledge, lien, hypothecation, title retention, right of set off, counterclaim, trust arrangement or other security or any equity or restriction;

“Group Companies”	means, collectively, the Target Company, Bowong HK, the WFOE and Bowong Technology;

“HKIAC”	Hong Kong International Arbitration Centre;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Long Stop Date”	31st day of March 2025 or such later date as may be agreed between the Purchaser and the Transferors;

“MMV Shares”	Class A ordinary shares of MultiMetaVerse Holdings Limited with no par value (or of such other securities as shall result from a subdivision, consolidation, re-classification or re-construction of such shares from time to time);

“Parties”	parties to this Agreement and a “Party” means any one of them;

“Purchaser Warranties”	the representations, warranties and undertakings made by the Purchaser and contained in Clause 6 and Schedule III;

“Target Company”	Bowong AI Limited, a company incorporated and validly existing under the laws of the Cayman Islands;

“Transferors Warranties”	the representations, warranties and undertakings made by the Transferors and contained in Clause 6 and Schedule II;

“Warranties”	the Transferors Warranties and the Purchaser Warranties; and

“%”	per cent.

1.2	In this Agreement:

(a)	references to costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

(b)	references to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than Hong Kong, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

(c)	words denoting the singular number only shall include the plural number also and vice versa;

(d)	words denoting one gender only shall include the other genders and the neuter and vice versa;

(e)	words denoting persons only shall include firms and corporations and vice versa;

(f)	references to any provision of any statute shall be deemed also to refer to any modification or re-enactment thereof or any instrument, order or regulation made thereunder or under such modification or re-enactment; and

(g)	references to any document in the agreed form is to such document which has been initialed by the parties for identification.

1.3	Headings shall be ignored in construing this Agreement.

1.4	The Recital and the Schedules are part of this Agreement and shall have effect accordingly.

2.	PURCHASE AND SALE OF target SHAREs

2.1	Subject to the terms and conditions of this Agreement, each of the Transferors, severally but not jointly, shall sell and transfer to the Purchaser, and the Purchaser shall purchase and acquire from such Transferor, such number of Target Shares as set out opposite such Transferor’s name in Schedule I hereto, free from all Encumbrances and third party rights of any kind and together with all rights now or hereafter attaching thereto.

2.2	Upon the Completion, the Purchaser shall legally own 100% of the issued and outstanding shares of the Target Company and the corresponding shareholder’s rights, and assume the corresponding obligations.

3.	CONSIDERATION

3.1	As consideration for the purchase of the Target Shares, the Purchaser shall issue and allot to each of the Transferors such number of MMV Shares as set out opposite such Transferor’s name in Schedule I hereto (the “Consideration Shares”).

3.2	Each Party hereby confirms, acknowledges and agrees that the issuance and allotment of the Consideration Shares by the Purchaser to the Transferors shall be deemed to be received by the Transferors the consideration of sale and transfer of the Target Shares in full, and shall constitute a full and complete discharge of the Purchaser’s obligation to pay any consideration with respect to its purchase and acquisition of the Target Shares.

4.	CONDITIONS PRECEDENT

4.1	The Completion shall be conditional upon the fulfillment of the following conditions precedent:

(a)	all Transferors Warranties being true, accurate and not misleading at all material aspects at all times between the date hereof and the Completion Date (as though they had been made on such dates by reference to the facts and circumstances then subsisting);

(b)	there having been no material adverse change, or any development likely to involve a prospective material adverse change, in the condition (financial, operational or otherwise) or in the earnings, business affairs or business prospects, assets or liabilities of each of the Group Companies, whether or not arising in the ordinary course of business since the date of this Agreement;

(c)	all loans or amounts due by the Group Companies to their respective shareholders, directors or any other third party creditors having been fully waived or settled, save for the liabilities incurred in the ordinary course of business after the date of this Agreement and before the Completion;

the Parties having conducted the due diligence exercise (legal and financial) on the Group Companies and the Purchaser being satisfied with the results thereof; and

(d)	all necessary consents, approvals, permits and/or authorizations in respect of the transactions contemplated under this Agreement having been obtained.

4.2	All Conditions Precedent may be waived by the Parties by written consent.

4.3	Each Party undertakes to the other Party to use its best endeavors to ensure that the Conditions Precedent in Clause 4.1 are fulfilled as early as practicable and in any event not later than the Long Stop Date.

4.4	Each Party undertakes to provide all reasonable assistance to the other Party to fulfill the Conditions Precedent in Clause 4.1 in accordance with Clause 4.3.

4.5	If the Conditions Precedent have not been fulfilled or waived (as the case may be) on or before the Long Stop Date, this Agreement will lapse and become null and void and the Parties will be released from all obligations hereunder, save for liabilities for any antecedent breaches hereof.

5.	COMPLETION

5.1	The Completion shall take place via remote exchange of documents and signatures as set out in Clause 5.2 and Clause 5.3 on the Completion Date (or at such other place, on such other time and/or day as the Parties may agree).

5.2	At the Completion, each of the Transferors shall:

(a)	deliver or cause to be delivered to the Purchaser and/or its nominee:

(i)	evidence reasonably satisfactory to the Purchaser that the Conditions Precedent in Clause 4.1 (which are applicable to the Transferors) of this Agreement have been fulfilled;

(ii)	the instrument(s) of transfer in respect of the Target Shares duly executed by each of the Transferors as registered holder thereof in favor of the Purchaser together with the related share certificate(s);

(iii)	(1) all statutory records and minute books (which shall be duly written up to date as at the Completion) and accounting records including an original copy of the memorandum and articles of association or other equivalent constitutional documents, certificate of incorporation and business registration certificates, business license, governmental approval letters and certificates (if any), common seal, authorized chops, share certificate books and other statutory records of the Target Company;

(2) all tax returns and assessments of the Target Company (if applicable) (receipted where the due dates for payment fell on or before the Completion Date);

(3) copies of all correspondence, if any, with its lawyers, accountants, tax or revenue departments, all other documents and correspondence, if any, relating to the business affairs of the company;

provided that the above shall be deemed to have been delivered if they are located at the registered office or principal place of business of the Target Company;

(iv)	such other documents as may be reasonably required by the Purchaser to, among other things, give good title to the Target Shares free from all Encumbrances and third party rights of any kind and to enable the Purchaser to become the registered holder thereof; and

(v)	a copy of the resolutions of the directors of the Target Company approving the matters set out in Clause 5.2(b);

(b)	procure that the following businesses shall be approved in the directors’ resolution of the Target Company:

(i)	the directors of the Target Company shall approve the transfer of the Target Shares and that the Purchaser shall be duly registered as the holder of the Target Shares in the register of members of the Target Company;

(ii)	the directors of the Target Company shall resolve that the share certificate(s) in respect of the Target Shares be duly issued and delivered to the Purchaser and/or its nominee; and

(iii)	the directors of the Target Company shall approve each of the directors to do all such acts and things and to sign any documents reasonably required to give effect to the transaction as contemplated under this Agreement.

5.3	At the Completion, against compliance with the provisions of Clause 5.2, the Purchaser shall deliver or cause to be delivered to the Transferors:

(a)	a copy of the resolutions passed by the board of directors of the Purchaser approving the execution and performance of this Agreement;

(b)	evidence reasonably satisfactory to the Transferors that the Conditions Precedent in Clause 4.1 (which are applicable to the purchaser) of this Agreement have been fulfilled;

(c)	the instrument(s) of transfer in respect of the Consideration Shares duly executed by the Purchaser;

(d)	a copy of the board resolutions of the Purchaser approving the allotment and issuance of the Consideration Shares; and

(e)	the share certificate(s) and other documents as may be reasonably required to give good title to the Consideration Shares free from all Encumbrances and third party rights of any kind and to enable the Transferors to become the registered holders thereof.

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Purchaser hereby represents, warrants and undertakes to the Transferors in the terms set out in this Clause 6 and Schedule III.

6.2	Each of the Transferors hereby represents, warrants and undertakes to the Purchaser in the terms set out in this Clause 6 and Schedule II.

6.3	The Purchaser shall be deemed to have given all the Purchaser Warranties on the basis that such Purchaser Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Purchaser Warranties shall have effect as if given at the Completion as well as the date of this Agreement.

6.4	Each of the Transferors shall be deemed to have given all the Transferors Warranties on the basis that such Transferors Warranties will at all times from the date of this Agreement up to and including the Completion Date be true, complete and accurate in all respects and such Transferors Warranties shall have effect as if given at the Completion as well as the date of this Agreement.

6.5	Each of the Transferors agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Transferors Warranties.

6.6	The Purchaser agrees and acknowledges that each of the Transferors is entering into this Agreement in reliance on the Purchaser Warranties.

6.7	None of the Warranties shall be limited or restricted by reference to or inference from the terms of any other Warranties or any other term of this Agreement.

6.8	If any Party fails to perform any of its obligations in any material respect (including its obligation at the Completion) under this Agreement or breaches any of the terms or Warranties set out in this Agreement in any material respect prior to the Completion, then without prejudice to all and any other rights and remedies available at any time to a non-defaulting Party (including but not limited to the right to damages for any loss suffered by that Party), any non-defaulting Party may by notice either require the defaulting Party to perform such obligations or, insofar as the same is practicable, remedy such breach or to the extent it relates to the failure of the defaulting Party to perform any of its obligations on or prior to the Completion in any material respect, treat the defaulting Party as having repudiated this Agreement and rescind the same. The rights conferred upon the respective Parties by the provisions of this Clause 6 are additional to and do not prejudice any other rights the respective Parties may have. Failure to exercise any of the rights herein conferred shall not constitute a waiver of any such rights.

6.9	Each of the Transferors undertakes to indemnify and keep fully indemnified the Purchaser and each of its affiliates and each of its and their respective members, directors, officers, employees, shareholders, agents, successors and permitted assignees (each of the foregoing, an “Indemnified Party”) against, and hold each of them harmless immediately upon demand in respect of, any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the Parties hereto) actually suffered by any Indemnified Party as a result of or in connection with (a) any inaccuracy of any of the Transferors Warranties; or (b) any breach of the Transferors Warranties by any of the Transferors.

7.	Transfer Restrictions

7.1	Each of Yunwen Holding Limited, LJN (BVI) Limited and Series A Investor agrees with the Purchaser, during the period beginning from the Completion Date and continuing to and including the date 365 days after the Completion Date, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Consideration Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Consideration Shares.

8.	FURTHER ASSURANCE

8.1	Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give all Parties the full benefit of this Agreement.

9.	TERMINATION

9.1	This Agreement may be terminated at any time prior to the Completion by mutual written consent of the Parties.

9.2	If this Agreement is terminated pursuant to this Clause 8.1, this Agreement will be of no further force or effect to the Parties (except the Clause 6.9), and the Parties hereto shall refund the considerations received from the other Parties hereunder based on the principles of fairness, reasonableness, honesty and credibility, and use the best efforts to restore to the status when this Agreement is executed; provided that, such terminating Party shall not be relieved from any liability for any antecedent breach of this Agreement or any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

10.	Restrictions on communication and announcements

10.1	Each of the Parties undertakes to the other Party that it shall not at any time after the date of this Agreement divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body, or to its respective officers or employees whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other which may be within or may come to its knowledge in connection with the transactions contemplated by this Agreement and it shall use its best endeavors to prevent the publication or disclosure of any such confidential information concerning such matters. This restriction shall not apply to information or knowledge which is or which properly comes into the public domain, through no fault of any of the Parties or to information or knowledge which is already known to any of the Parties at the time of its receipt.

10.2	Each of the Parties undertakes that it shall not at any time (save as required by law or any rule of any relevant stock exchange or regulatory body) make any announcement in connection with this Agreement unless the other Party shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions). If any Party is required by law or any rule of any relevant stock exchange or regulatory body to make any announcement in connection with this Agreement, the other Party agrees to supply all relevant information relating to itself that is within its knowledge or in its possession as may be reasonably necessary or as may be required by any exchange and regulatory body to be included in the announcement.

11.	PARTIAL INVALIDITY

11.1	If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, the legality, validity and enforceability in other jurisdictions or of the remaining provisions of this Agreement shall not be affected or impaired thereby.

12.	COSTS AND EXPENSES

12.1	Each Party shall bear its own costs of and incidental to the preparation, negotiation and settlement of this Agreement and the transactions contemplated hereunder (including, without limitation, legal fees and expenses, and capital fees or stamp duty (if any) relating to this Agreement).

13.	ASSIGNMENT

13.1	No Party shall assign any of its rights or obligations under this Agreement without the written consent of the other Party.

14.	CONTINUING EFFECT OF AGREEMENT

14.1	Any provision of this Agreement which is capable of being performed after the Completion but which has not been performed at or before the Completion shall remain in full force and effect notwithstanding the Completion.

15.	GENERAL

15.1	This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, understanding or arrangements (if any) shall cease and determine with effect from the date hereof and neither Party shall have any claim in connection therewith.

15.2	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (no Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement). No variation of this Agreement shall be effective unless made in writing and signed by all Parties.

15.3	Time shall be of the essence of this Agreement but no failure by any Party to exercise, and no delay on its part in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against the other. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.4	No delay or failure by a Party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that Party’s ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the Party against whom that waiver is claimed. In the event of a default by either Party in the performance of its obligations under this Agreement, the non-defaulting Party shall have the right to obtain specific performance of the defaulting Party’s obligations. Such remedy shall be in addition to any other remedies provided under this Agreement or at law.

16.	NOTICES

16.1	All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by electronic mail, or by international overnight courier to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Clause 14.1.

If to the Purchaser:

Address:	Room 7033, 7/F, Tower B, No. 785 Hutai Road, Jingan District Shanghai, China, 200065
Attention:	Yiran Xu
E-mail:	alex.xu@7doc.cn

If to the Transferors:

Address:	Building A, No. 99 Xinhu Road, Bao’an District, Shenzhen
Attention:	Connie Wu
E-mail:	18124586457@189.cn

17.	COUNTERPARTS

17.1	This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on the counterparts were on a single copy of this Agreement.

18.	LAW AND JURISDICTION

18.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2	All claims or disputes arising out of or in connection with this Agreement, including any dispute as to its existence, validity, termination, or enforceability thereof, and any dispute relating to any non-contractual obligations arising out of or in connection with it (for the purpose of this Clause, a “Dispute”) shall be notified in writing to the other Party. The notification must set out brief details of the nature of the Dispute. In case of a Dispute, the Parties shall use all their reasonable efforts to reach an amicable settlement within thirty (30) days following the above-mentioned notification. If the Parties fail to reach such an amicable settlement within the said thirty-day period, any Party to that Dispute may refer the dispute to arbitration administered by the HKIAC in accordance with the HKIAC Administered Arbitration Rules in force at that time. The seat of arbitration shall be in Hong Kong. The Parties to the arbitration shall jointly appoint a single arbitrator and the award rendered by that arbitrator shall be final and binding on them. If the Parties are unable to agree to the appointment of the arbitrator, then any Party to the Dispute may refer the matter to the HKIAC for nomination of an arbitrator for such purpose. Judgment upon the arbitration award may be rendered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

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IN WITNESS Whereof, the Parties hereto have executed this Agreement or caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.

Purchaser:

MultiMetaVerse Holdings Limited

By:	/s/ Yiran Xu
Name:	Yiran Xu
Title:	CEO

Transferors:

Yunwen Holding Limited

By:	/s/ Yingbo Liu
Name:	Yingbo Liu
Title:	Director

LJN (BVI) Limited

By:	/s/ Jianing Li
Name:	Jianing Li
Title:	Director

WJH (BVI) Limited

By:	/s/ Jianhua Wu
Name:	Jianhua Wu
Title:	Director

YJZ (BVI) Limited

By:	/s/ Zhenji Yin
Name:	Zhenji Yin
Title:	Director

Series A Investor

By:	/s/ Caihong Xu
Name:	Caihong XU
Title:	Director

SCHEDULE I

Target SHARES AND CONSIDERATION SHARES

TRANSFEROR	TARGET SHARES	CONSIDERATION SHARES
Yunwen Holding Limited	6,750	22,477,500
LJN (BVI) Limited	1,500	4,995,000
WJH (BVI) Limited	875	2,913,750
YJZ (BVI) Limited	875	2,913,750
Series A Investor	1,111	3,700,000
Total	11,111	37,000,000

SCHEDULE II
TRANSFERORS WARRANTIES

Each of the Transferors hereby represents and warrants to the Purchaser as follows:

1.	Each of the Transferors has the legal, full and effective ownership and right to the Target Shares, free and clear of any Encumbrances, including, without limitation, any pledge, mortgage, lien, charge, claim, option or restriction. There are no options, restricted shares, profits interests, warrants, conversion privileges, agreements or rights of any kind with respect to the issuance or purchase of, or valued by reference to, in whole or in part, of the shares of the Target Company.

2.	Each of the Transferors has the full right, power and authority to enter into and perform its obligations under this Agreement. All corporate action on the part of the Transferors, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of the Transferors under this Agreement and (ii) the transfer of the Target Shares by the Transferors have been taken. This Agreement is a valid and binding obligation of the Transferors enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.	Each of the Transferors and the Group Companies is a corporation duly organized, validly existing and in good standing under the applicable laws and has all requisite corporate power and authority to perform its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each of the Transferors has all power, authority and qualification to hold MMV Shares according to the applicable laws.

4.	Each of the Group Companies has obtained all licenses, permissions, certificates, registrations, authorizations (public or private) and consents(together, “Approvals”) required for carrying on its businesses effectively, and own and operate its assets and properties in the places and in the manner in which they are carried on at the date of this Agreement and in accordance with all applicable laws in each case in all material respects. These Approvals are in full force and effect, are not subject to any materially unusual or onerous conditions, have been complied with in all material respects. There are no circumstances which indicate that any Approval will or is likely to be in default, revoked or not renewed, in whole or in part, in the ordinary course of events.

5.	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, relevant governmental authority or other third party on the part of the Transferors or the Group Companies is required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than those already secured or effected or will be secured or effected prior to the Completion, or those already disclosed to or known by the Purchaser.

6.	To the best of the knowledge and belief of each of the Transferors and the Group Companies, no event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any of the Group Companies of any applicable laws and regulations in any material respect, or (b) may give rise to any obligation on the part of any of the Group Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

7.	All contracts to which any of the Group Companies is a party are valid, binding and enforceable obligations of the parties thereto and the terms thereof have been complied with in all material respects by such Group Companies, and by each other party to such contracts, and there are no grounds for rescission, avoidance or repudiation of any of such contracts and no notice of termination has been received in respect of any of them. The entering into this Agreement will not result in a material breach of, or give any third party a right to terminate or vary or result in any third party rights under any contract to which any of the Group Companies is a party.

8.	Each of the Group Companies owns or leases all properties and assets necessary to conduct its business, and has good and marketable title to all its properties and assets, not being subject to any pledge, mortgage, lien, charge, claim or restriction. With respect to leased properties and assets, each of the Group Companies is in compliance with all applicable leases. All properties and assets of the Group Companies are in a good state of repair and in good working condition other than any normal wear and tear. None of the assets of the Group Companies is a state-owned asset.

9.	None of the Group Companies has received any claim, any cease and desist or equivalent letter or any other notice of any allegation that any of the intellectual property rights material to its business infringes upon, misappropriates or otherwise violates the intellectual property rights of any third parties. No third party has disputed the right of the Group Companies to use the intellectual property rights that the Group Companies have been and are still using and there are no circumstances likely to give rise to a dispute.

10.	All registrations, returns, compilations, notices and information which are or have been required to be made or given by the Group Companies for any tax purpose (“Tax Returns”) (i) have been made or given within the requisite periods and on a proper basis and are up to date and correct and (ii) none of them is the subject of any examination, investigation or dispute with any tax authority, and all such Tax Returns are accurate, complete and correct in all material respects, and each of the Group Companies has timely paid all taxes due, and withheld and remitted to the appropriate governmental authority all taxes which it is obligated to withhold and remit from amounts owing to any creditor, customer or third party. None of the Group Companies is responsible for the taxes of any other person by reason of contract, successor liability or otherwise. As of the date hereof there are no audits, examinations, requests for information or other administrative proceedings pending or threatened in writing with respect to the Group Companies.

11.	None of the Group Companies is involved whether as claimant or defendant or other party in any action. There are no investigations, disciplinary proceedings or other circumstances likely to lead to any action. There is no circumstance, event, act or omission which has given rise or might give rise to an assertion that any of the Group Companies has not complied with (or is in breach or default under) (a) any contractual obligations or agreements(including, without limitation, in respect of any funding arrangements), or (b) legislation, regulation, code of conduct or other requirement.

12.	Each of the Group Companies has complied in all material aspects with the legal requirements and obligations under the applicable laws regarding employees, employee benefits and labor matters (including and without limitation, termination and non-competition terms and employment of foreign employees) for all employees of the Group Companies.

13.	As of the date hereof, each of the Transferors has provided the Purchaser with all the information that the Purchaser has reasonably requested or material information the Purchaser (in the reasonable opinion of the Transferors) should be aware of for the decision of this acquisition hereunder.

14.	Status and Investment Intent.

(i)	Experience. Each of the Transferors has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Consideration Shares. Each of the Transferors is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)	Purchase Entirely for Own Account. Each of the Transferors is acquiring the Consideration Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. Each of the Transferors does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Consideration Shares in violation of the United States Securities Act of 1933, as amended, or any other applicable state securities law.

(iii)	Solicitation. Each of the Transferors (x) was not identified or contacted through the marketing of the transactions contemplated hereunder and (y) did not contact the Purchaser as a result of any general solicitation.

(iv)	Information. Each of the Transferors has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning an investment in the Consideration Shares.

(v)	Not U.S. Person. Each of the Transferors is not a “U.S. person” as defined in Rule 902 of Regulation S promulgated by the United States Securities and Exchange Commission (“Regulation S”). At the time the transfer was originated, the undersigned was outside the United States.

(vi)	Offshore Transaction. Each of the Transferors has been advised and acknowledges that in issuing the Consideration Shares to it pursuant hereto, the Purchaser is relying upon the exemption from registration provided by Regulation S. Each of the Transferors is acquiring the Consideration Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(vii)	Each of the Transferors understands that a restrictive legend similar to below shall be placed on the certificates evidencing the Shares and appropriate notations thereof will be made on the Company’s stock transfer books.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH REGULATION S, OR RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

SCHEDULE III
PURCHASER WARRANTIES

1.	The Purchaser has the full right, power and authority to enter into this Agreement and assume all of its obligations hereunder. All corporate action on the part of the Purchaser necessary for the authorization, execution and delivery of, and the performance of all obligations of the Purchaser under this Agreement, have been taken.

2.	The Purchaser is a company duly incorporated and validly existing under the laws of the British Virgin Islands.

3.	This Agreement constitutes valid and legally binding obligations on the part of the Purchaser enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

4.	All the Consideration Shares to be issued and allotted by the Purchaser to the Transferors will be duly authorized, validly issued and fully paid up and none of such shares will be issued in violation of the memorandum and articles of association of the Purchaser or the terms of any agreement or laws and regulations by which the Purchaser or its shareholders were or are bound, if any.